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                                                                      Exhibit 13
                            PERFORMANCE CALCULATION

                              SEPARATE ACCOUNT V

PRISM VARIABLE ANNUITY         Fund is CRI Capital Accumulation Fund (A Units)

AUV @ 12/31/94              10.545882
AUV @ 12/31/95              14.562630

1 year nonstandard actual total return and actual average annual total return is:

   14.562630 - 1 = .3808831 * 100% rounded to 2 decimal places - 38.09%
   ---------
   10.545882